UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 15, 2007

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

1601-1604 CRE Centre 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous Independent Accountants

On February 15, 2007, Clancy and Co., P.L.L.C.(“Clancy”) resigned as the independent auditors of Asia Global Holdings Corp. (the “Company

The report of Clancy on the financial statements of the Company for the years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

There were no disagreements between the Company and Clancy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, during the two fiscal years ended December 31, 2005 and 2004, and subsequently up to the date of Clancy’s resignation, which disagreements if not resolved to the satisfaction of Clancy, would have caused them to make reference to the subject matter of the disagreements in connection with their report issued in connection with the audit of the Company's financial statements and there were no "reportable events" as such term as described in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-B").

The Company provided Clancy with a copy of the disclosures to be included in Item 4.01 of this Current Report on Form 8-K and requested that Clancy furnish the Company with a letter addressed to the Commission stating whether or not Clancy agrees with the foregoing statements. A copy of the letter from Clancy to the Commission, dated March 16, 2007, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

New Independent Accountants

The Company engaged the accounting firm of HLB Hodgson Impey Cheng as the Company’s independent registered public accounting firm as of February 15, 2007.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Clancy & Co., P.L.L.C. to the Commission dated March 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: March 16, 2007	By: /s/ Michael Mak
Michael Mak, President